FRIEDMAN LLP
ACCOUNTANTS AND ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
China Insonline Corp.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-167919) of our report dated October 13, 2010, relating to the consolidated financial statements of China Insonline Corp. and Subsidiaries as of and for the year ended June 30, 2010, which appears in this Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Securities and Exchange Commission on October 13, 2010.

Friedman LLP

October 13, 2010